EXHIBIT 99

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Stratos Lightwave, Inc. (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the fiscal year ended April 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 28, 2003	/s/ James W. McGinley James W. McGinley President and Chief Executive Officer

Dated: July 28, 2003	/s/ David A. Slack David A. Slack Executive Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Stratos Lightwave, Inc. and will be retained by Stratos Lightwave, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.